EXHIBIT 5.1


                     ROBINS, KAPLAN, MILLER & CIRESI L.L.P.
                               2800 LaSalle Plaza
                               800 LaSalle Avenue
                           Minneapolis, MN 55402-2015


                                  July 26, 2000


ONTRACK Data International, Inc.
9023 Columbine Road
Eden Prairie, MN 55347

         Re:   REGISTRATION STATEMENT ON FORM S-8
               1996 STOCK INCENTIVE PLAN
               REGISTRATION OF 1,000,000 SHARES OF COMMON STOCK

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 1,000,000 shares of Common Stock, $0.01 par value, of ONTRACK Data International, Inc. (the "Company") offered to officers, key employees, non-employee directors, consultants and advisors pursuant to the Company's 1996 Stock Incentive Plan (the "Plan").

         We advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that the 1,000,000 shares of Common Stock to be issued by the Company under the Plan will, when paid for and issued, be validly issued and lawfully outstanding, fully paid and nonassessable shares of Common Stock of the Company.

         The undersigned hereby consents to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said shares of Common Stock under the Securities Act of 1933.

                                      Sincerely,
                                      /s/ Robins, Kaplan, Miller & Ciresi L.L.P.
                                      ROBINS, KAPLAN, MILLER & CIRESI L.L.P.